Exhibit 10.51
AMENDMENT TO
WASHINGTON REAL ESTATE INVESTMENT TRUST
SHORT-TERM INCENTIVE PLAN
(Effective January 1, 2014)
The Washington Real Estate Investment Trust Short-Term Incentive Plan (the “Plan”) is hereby amended as follows:
The phrase “(or if such January 1 is not a trading day, the first trading day preceding such January 1)” in Section 4.3(c) of the Plan is hereby replaced with the following phrase: “(or if such January 1 is not a trading day, the first trading day after such January 1)”
This amendment shall be effective as of January 1, 2014.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin

Executive Vice President - Accounting and Administration

July 31, 2014